EXHIBIT 23.1
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           Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 as filed with the Securities and Exchange Commission on December 7, 2006) pertaining to the Susser Holdings Corporation 2006 Equity Incentive Plan of our report dated March 24, 2006 with respect to the consolidated financial statements of Stripes Holdings LLC, included in the Registration Statement (Form S-1 No. 333-134033) and related Prospectus of Susser Holdings Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas
December 7, 2006